Exhibit 99.1

FOR IMMEDIATE RELEASE

Papa Murphy’s Holdings, Inc. Reports Fourth Quarter and Full Year 2015 Results and 2016 Outlook
- 4Q Revenue Growth of +19.5% -
- 46 New Store Openings in the Quarter -
Vancouver, WA, March 9, 2016 (Globe Newswire) - Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced financial results for its fourth quarter and full fiscal year ended December 28, 2015.
Key financial highlights for the fourth quarter of 2015 include:

•	Revenue of $33.8 million, an increase of 19.5% compared to the fourth quarter of 2014.

•	Domestic system comparable store sales decreased by 3.1%, including a 3.2% decrease at domestic franchisee-owned stores and a 2.7% decrease at company-owned stores.

•	Net income was $2.6 million, or $0.16 per diluted share, compared to $2.8 million, or $0.17 per diluted share, in the fourth quarter of 2014.

•
Net income in the fourth quarter of 2015 included a benefit of $0.7 million, or $0.04 per diluted share, from a favorable revaluation of deferred taxes and a gain from refranchising two company-owned stores.

•	Adjusted EBITDA (1) was $7.5 million, compared to $8.8 million in the fourth quarter of 2014.

•	Papa Murphy’s opened 46 new stores in the quarter across the system, including 40 in the U.S., compared to 37 new store openings in the U.S. in the fourth quarter of 2014.
Key financial highlights for the full year 2015 include:

•	Revenue of $120.2 million, an increase of 23.4% compared to fiscal year 2014.

•	Domestic system comparable store sales increased 1.9%, including increases of 1.8% at company-owned stores and 1.9% for domestic franchisee-owned stores.

•	Reported net income was $4.9 million, compared to $1.2 million in fiscal year 2014.

•	Pro forma net income(1) was $8.0 million, or $0.47 per diluted share, compared to pro forma net income of $7.2 million, or $0.43 per diluted share in 2014.

•
Fiscal 2015 pro forma net income(1) included a benefit of $0.7 million, or $0.04 per diluted share, from a favorable revaluation of deferred taxes and a gain from refranchising two company-owned stores.

•	Adjusted EBITDA (1) was $28.1 million, compared to $27.7 million in 2014.

•	Papa Murphy’s opened 111 new stores in the year, including 99 in the U.S., compared to 87 new store openings in the U.S. in 2014.
______________________

(1)
Pro forma net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and pro forma net income to GAAP net income and discussions of why we consider Adjusted EBITDA and pro forma net income to be useful measures, see the financial tables accompanying this release and the paragraph below entitled “Non-GAAP Financial Measures.”

Ken Calwell, President and Chief Executive Officer of Papa Murphy’s Holdings, Inc., stated, “Our consistent run of 19 consecutive quarters of positive comparable store sales growth ended as we lapped the highly successful national launch of Gourmet Delites, which drove overall comparable store sales growth of 8.4% in the prior year quarter. However, we continue to be encouraged by the performance of some of our less developed markets where comparable store sales growth outperformed the system average by over five-hundred basis points in the quarter. Our strategy of raising brand awareness in these underpenetrated markets by investing in advertising and building stores is resonating with the customer and that gives us and our franchisee partners even greater confidence as we accelerate new unit growth in those markets.”

Calwell continued, “We continue to build our online ordering and digital marketing capability, including an accelerated launch of our new eCommerce platform, which went live across the country last week, three months ahead of schedule. We now have online ordering capability and a mobile app available in over 80% of our domestic stores and have started phase one of Precision Marketing.”

“We opened 46 stores across the system in the quarter, including 40 in the U.S., bringing our system-wide new store count for the year to 111 units and the domestic new store count for the year to 99 units. We had 11 domestic store openings planned for late 2015 that slipped into early 2016, all of which have now opened. Since the end of the quarter, we have opened a total of 18 domestic stores and expect total first-quarter domestic openings of at least 25 stores,” Calwell concluded.

Key Operating Metrics

	Three Months Ended		Twelve Months Ended
	December 28, 2015	December 29, 2014	December 28, 2015	December 29, 2014
Domestic comparable store sales growth
Franchised stores	-3.2%	8.2%	1.9%	4.3%
Company-owned stores	-2.7%	10.5%	1.8%	8.1%
System-wide	-3.1%	8.4%	1.9%	4.5%

System-wide sales ($’s in 000s)	$238,787	$238,948	$892,249	$849,682

Adjusted EBITDA ($’s in 000s)	$7,527	$8,824	$28,118	$27,678

Store Count
Franchised	1,369	1,342	1,369	1,342
Company-owned	127	91	127	91
International	40	28	40	28
System-wide	1,536	1,461	1,536	1,461

We use a variety of operating and performance metrics to evaluate the performance of its business. Below is a description of our key operating metrics:
Comparable Store Sales represents the change in year-over-year sales for domestic comparable stores. A comparable store is a store that has been open for at least 52 full weeks from the comparable date (the Tuesday following the opening date). As of the end of the fourth quarter of 2015 and 2014, we had 1,389 and 1,335 domestic comparable stores, respectively.
System-wide Sales include net sales by all of our company-owned and franchisee-owned stores.
Adjusted EBITDA is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the additions and eliminations of various income statement items including non-cash charges, income and expenses that we consider not indicative of ongoing operations and various other adjustments. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, see the financial tables accompanying this release.

2016 Financial Outlook
Based on current information, Papa Murphy’s Holdings, Inc. is providing the following full-year guidance for fiscal year 2016, which ends on January 2, 2017:

•	Domestic system-wide comparable store sales growth of approximately 2.0% to 3.0%;

•	Domestic new store openings of between 115 and 120 units, including 20 to 25 company-owned;

•	Revenue to include transaction fees from franchisees for use of the new on-line ordering platform of approximately $1.7 million and zero-margin POS License revenue of approximately $2.1 million;

•
Selling, general and administrative expenses of approximately $34 million to $36 million, inclusive of operating costs of approximately $3.1 million associated with the new on-line ordering platform and approximately $2.1 million associated with POS Licenses resold to franchisees at cost;

•	Pre-Opening costs associated with new Company stores of approximately $0.9 million;

•	Capital expenditures, including acquisitions, of approximately $13 million to $15 million;

•	Full-Year Effective Tax rate of approximately 38.5%; and

•	Diluted share-count of approximately 17 million.

Conference Call
Papa Murphy’s Holdings, Inc. will host a conference call to discuss the third quarter financial results on Wednesday, March 9, 2016 at 5:00 p.m. Eastern Time.
The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 877-870-5176 or for international callers by dialing 858-384-5517; the passcode is 13630727. The replay will be available until Wednesday, March 16, 2016. The conference call will also be webcast live from the Company’s corporate website at investors.papamurphys.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded.
About Papa Murphy’s
Papa Murphy’s Holdings, Inc. (Nasdaq: FRSH) is a franchisor and operator of the largest Take ‘N’ Bake pizza chain in the United States, selling fresh, hand-crafted pizzas ready for customers to bake at home. The company was founded in 1981 and currently operates over 1,500 franchised and corporate-owned fresh pizza stores in 38 States, Canada and United Arab Emirates. Papa Murphy’s core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the company offers a growing menu of grab ‘n’ go items, including salads, sides and desserts. For more information, visit www.papamurphys.com.
Forward-looking Statements
This news release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward looking statements. Forward-looking statements give the Company's current expectations and projections relating to the Company's financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "guidance," "anticipate," "estimate," "expect," "forecast," "project," "plan," "intend," "believe," "confident," "may," "should," "can have," "likely," "future" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s projected sales growth, projected system-wide sales, projected new store openings, projected selling, general, and administrative expenses, projected revenue from transaction fees, projected pre-opening costs, projected capital expenditures, projected effective tax rate, projected diluted share count, strategic, operational, and technological initiatives, including the roll-out of its e-commerce platform, future financial or operational results, and speed of consumer acceptance.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 28, 2015 (which was filed today and can be found at the SEC’s website www.sec.gov); each such risk factor is specifically incorporated into this press release. Should one or more of these risks or uncertainties materialize, the Company's actual results may vary in material respects from those projected in any forward-looking statements.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
To supplement its financial information presented in accordance with generally accepted accounting principles (GAAP), the Company is also providing with this press release the non-GAAP financial measures of EBITDA, Adjusted EBITDA and pro forma net income. EBITDA, Adjusted EBITDA and pro forma net income are not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to each of EBITDA, Adjusted EBITDA and pro forma net income). The Company’s management believes that EBITDA and Adjusted EBITDA are helpful as indicators of the current financial performance of the Company because EBITDA and Adjusted EBITDA reflect the additions and eliminations of various income statement items that management does not consider indicative of ongoing operating results. Management believes that pro forma net income is also helpful as an indicator of the financial performance of the Company during fiscal year 2015 and prior periods because it adjusts net income to reflect the Company’s performance as if the Company’s initial public offering and secondary offering, repayment of a portion of its long-term debt, write-down of its interest in Project Pie, LLC, and partial expensing of market vesting stock compensation had occurred at the beginning of the applicable periods and removes specific costs that are not indicative of ongoing operations. We have provided reconciliations of EBITDA, Adjusted EBITDA and pro forma net income to GAAP net income in the financial tables accompanying this release.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands of dollars, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 28, 2015	December 29, 2014	December 28, 2015	December 29, 2014
	Unaudited	Unaudited
REVENUES
Franchise royalties	$10,687	$10,956	$40,243	$39,305
Franchise and development fees	1,129	1,412	4,222	4,531
Company-owned store sales	21,373	15,477	74,300	50,598
Lease and other	599	422	1,444	2,965
Total revenues	33,788	28,267	120,209	97,399

COSTS AND EXPENSES
Store operating costs:
Cost of food and packaging	7,662	5,936	26,603	19,686
Compensation and benefits	5,864	3,738	19,858	12,673
Advertising	2,660	1,511	7,888	5,041
Occupancy	1,363	824	4,750	2,873
Other store operating costs	2,155	1,283	7,517	4,434
Selling, general, and administrative	7,125	6,325	28,207	29,263
Depreciation and amortization	2,622	2,237	10,002	8,052
Loss (gain) on disposal of property and equipment	(317)	45	(251)	72
Total costs and expenses	29,134	21,899	104,574	82,094

OPERATING INCOME	4,654	6,368	15,635	15,305

Interest expense, net	1,117	1,125	4,523	8,025
Loss on early retirement of debt	—	—	—	4,619
Loss on impairment of investments	—	—	4,500	—
Other expense, net	43	60	133	178
INCOME BEFORE INCOME TAXES	3,494	5,183	6,479	2,483

Provision for income taxes	862	2,359	2,068	1,235
NET INCOME	2,632	2,824	4,411	1,248

Net loss attributable to noncontrolling interests	—	—	500	—
NET INCOME ATTRIBUTABLE TO PAPA MURPHY’S	2,632	2,824	3,911	1,248

Earnings (Loss) per share of common stock
Basic	$0.16	$0.17	$0.29	$(0.07)
Diluted	$0.16	$0.17	$0.29	$(0.07)
Weighted average common stock outstanding
Basic	16,706,308	16,594,464	16,653,127	12,101,236
Diluted	16,805,559	16,710,913	16,870,693	12,101,236

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Selected Balance Sheet Data
(In thousands of dollars)

	December 28, 2015	December 29, 2014
Cash and cash equivalents	$6,867	$5,056
Total current assets	18,896	14,991
Total assets	275,471	264,127
Total current liabilities	24,149	18,558
Long-term debt, net of current portion	108,237	110,715
Total Papa Murphy’s Holdings Inc. shareholders’ equity	97,656	91,298

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(In thousands of dollars)

	Three Months Ended		Twelve Months Ended
	December 28, 2015	December 29, 2014	December 28, 2015	December 29, 2014
Net income as reported	$2,632	$2,824	$4,411	$1,248
Net loss attributable to noncontrolling interests	—	—	500	—
Net Income Attributable to Papa Murphy’s	2,632	2,824	4,911	1,248
Depreciation and amortization	2,622	2,237	10,002	8,052
Income tax provision	862	2,359	2,068	1,235
Interest expense, net	1,117	1,125	4,523	8,025
EBITDA	7,233	8,545	21,504	18,560
Loss (gain) on disposal of property and equipment (a)	(317)	45	(251)	72
Expenses not indicative of future operations (b)	—	—	4,670	2,300
Transaction costs (c)	—	6	65	78
New store pre-opening expenses (d)	232	21	696	32
Non-cash expenses and non-income based state taxes (e)	379	207	1,434	2,017
Loss on early retirement of debt (f)	—	—	—	4,619
Adjusted EBITDA	$7,527	$8,824	$28,118	$27,678

Adjusted EBITDA margin (1)	22.3%	31.2%	23.4%	28.4%

(1)	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by total revenues.

(a)	Represents non-cash (gains) and losses resulting from disposal of property and equipment, including divested Company-owned stores

(b)
For 2015 represents $4,000 loss from the impairment and disposal of Project Pie, a cost-method investment, $325 bad debt on related receivables, and $345 in secondary offering costs. For 2014, $1,677 represents the elimination of management and advisory fees and related costs paid to Lee Equity Partners, LLC, $278 in IPO preparation costs, and $345 in non-recurring accrued management transition and restructuring costs related to recruiting a new CFO.

(c)	Represents transaction costs relating to the acquisition of franchised stores.

(d)
Represents expenses directly associated with the opening of new stores and incurred primarily in advance of the store opening, including wages, benefits, travel for training of opening teams, grand opening marketing costs and other store operating costs.

(e)
Represents (i) non-cash expenses related to equity-based compensation; (ii) non-cash expenses related to the difference between GAAP and cash rent expense; and (iii) state revenue taxes levied in lieu of an income tax.

(f)	Represents losses resulting from refinancing of long-term debt.

PAPA MURPHY’S HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Pro Forma Net Income
(In thousands of dollars, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 28, 2015	December 29, 2014	December 28, 2015	December 29, 2014
Net income as reported	$2,632	$2,824	$4,411	$1,248
Net loss attributable to noncontrolling interests	—	—	500	—
Net Income Attributable to Papa Murphy’s	2,632	2,824	4,911	1,248
Management fees and expenses	—	—	—	1,678
Loss on early retirement of debt (1)	—	—	—	4,619
Reduction in interest expense based on reduced debt balance	—	—	—	1,839
Expenses not indicative of future operations:
Secondary offering and IPO preparation costs	—	—	345	652
Loss on Project Pie impairment and disposal	—	—	4,325	—
Non-cash compensation expenses	—	—	287	1,464
Incremental public company costs	—	—	—	(655)
Income tax expense on adjustments (2)	—	—	(1,908)	(3,634)
Pro forma net income	$2,632	$2,824	$7,960	$7,211

Earnings per share - pro forma:
Basic	$0.16	$0.17	$0.48	$0.43
Diluted	$0.16	$0.17	$0.47	$0.43

Weighted-average shares outstanding - pro forma:
Basic	16,706,308	16,594,464	16,653,127	16,583,043
Diluted	16,805,559	16,710,913	16,870,693	16,741,989

(1)	Represents losses resulting from refinancing of long-term debt.

(2)	Reflects the tax expense associated with adjustment 1 above at a normalized tax rate in line with our estimated long-term effective tax rate.

Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com
877-747-7272

Media Contact:
Christine Beggan, ICR
Christine Beggan@icrinc.com
203-682-8329